THIRD AMENDMENT TO PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 26th day of November, 2007, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), INSURANCE SERIES (the “Fund”), FEDERATED SECURITIES CORP. (the “Distributor), collectively the Parties, and FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, the Fund and the Distributor are parties to a Fund Participation Agreement dated October 6, 1999, amended December 31, 1999 and January 1, 2002 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add First GWL&A, a New York life insurance company, as a Party to the Agreement; and

WHEREAS, the Parties to the Agreement desire to add additional separate Accounts;

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.

First GWL&A is hereby added as a Party to the Agreement. The Parties to the Agreement, including First GWL&A, agree that each representation, warranty, covenant, condition and other provision of the Agreement that is applicable to GWL&A shall also be applicable to First GWL&A, with the following changes: (i) the First GWL&A Account was established under the insurance laws of the State of New York; and (ii) references in Section 2.1 to certain Colorado laws shall be changed to Section 4240, et. seq. of New York Insurance law for the purposes of the First GWL&A Account; (iii) references in Section 2.4 to certain Colorado insurance laws shall be the insurance laws of the State of New York for the purposes of the First

GWL&A Account; (iv) references in Section 12.9 to the Colorado Insurance Commissioner and Colorado Variable Annuity regulations shall be changed to the New York Insurance Commissioner and New York Variable Annuity regulations for the purposes of the First GWL&A Account. The rights and obligations of GWL&A and First GWL&A under the Agreement as amended hereby shall be several and not joint.

2.	All references to the “Account” now include the COLI VUL Series Account 4 (GWL&A).
3.	All references to the “First GWL&A Account” include the COLI VUL Series Account 2 (First GWL&A) and COLI VUL Series Account 4 (First GWL&A).
4.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 26th day of November, 2007.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By: /s/ Ron Laeyendecker

Name: Ron Laeyendecker

Title: Senior Vice President

Date: 10/24/2007

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By: /s/ Robert K. Shaw

Name: Robert K. Shaw

Title: Senior Vice President

Date: 10/24/2007

INSURANCE SERIES

By its authorized officer,

By: /s/ John B. Fisher____

Name: John B. Fisher

Title: President

Date: 11/21/2007

FEDERATED SECURITIES CORP.

By its authorized officer,

By: /s/ Thomas E. Territ___

Name: Thomas E. Territ

Title: President

Date: 11/26/2007

SCHEDULE A

Contracts	Form Numbers

Individual Flexible Premium Variable

Universal Life (GWL&A)	J355
J500

Individual Flexible Premium Variable

Universal Life (First GWL&A)	J355NY
J500NY

Future Funds Series Account

4